Exhibit 15.1

(b)(2): An aggregate of 2,461 Interests consisting of: (i) 55 Series Amers Interests; (ii) 30 Series Bella Chica Interests; (iii) 150 Series Berengaria 17 Interests; (iv) 25 Series Bullion Interests; (v) 80 Series Cairo Kiss Interests; (vi) 96 Series Country Whirl ’17 Interests; (vii) 200 Series Kiano’s Love Interests; (viii) 129 Series Kichiro Interests; (ix) 28 Series Madarnas Interests; (x) 20 Series Major Implications Interests; (xi) 24 Series Martita Sangrita 17 Interests; (xii) 95 Series Miss Puzzle Interests; (xiii) 200 Series Moonless Sky Interests; (xiv) 63 Series Night of Idiots Interests; (xv) 45 Series Nileist Interests; (xvi) 300 Series Noble Goddess Interests; (xvii) 125 Series Sauce of Side Interests; (xviii) 61 Series Sigesmund Interests, (xix) 62 Series Soul Beam Interests; (xx) 50 Series Street Band Interests; (xxi) 50 Series Swiss Minister Interests; (xxii) 100 Series Takeo Squared Interests; (xxiii) 72 Series Tavasco Road Interests; (xxiv) 261 Series Tizamagician Interests; (xxv) 63 Series Vertical Threat Interests; and (xxvi) 77 Series Zestful Interests

(c)(1): An Aggregate of $639,060 based on an aggregate of 2,461 Interests issued at the following per Interest prices per Series: (i) $140 per Series Amers Interests; (ii) $380 per Series Bella Chica Interests; (iii) $270 per Series Berengaria 17 Interests; (iv) $470 per Series Bullion Interests; (v) $555 per Series Cairo Kiss Interests; (vi) $300 per Series Country Whirl ’17 Interests; (vii) $120 per Series Kiano’s Love Interests; (viii) $130 per Series Kichiro Interests; (ix) $350 per Series Madarnas Interests; (x) $230 per Series Major Implications Interests; (xi) $320 per Series Martita Sangrita 17 Interests; (xii) $250 per Series Miss Puzzle Interests; (xiii) $110 per Series Moonless Sky Interests; (xiv) $250 per Series Night of Idiots Interests; (xv) $530 Series Nileist Interests; (xvi) $110 per Series Noble Goddess Interests; (xvii) $240 per Series Sauce of Side Interests; (xviii) $100 per Series Sigesmund Interests, (xix) $610 per Series Soul Beam Interests; (xx) $1,230 per Series Street Band Interests; (xxi) $280 per Series Swiss Minister Interests; (xxii) $270 per Takeo Squared Interests; (xxiii) $230 per Series Tavasco Road Interests; (xxiv) $320 per Series Tizamagician Interests; (xxv) $210 per Series Vertical Threat Interests; and (xxvi) $320 per Series Zestful Interests.